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                                                                      EXHIBIT 23




                              [KPMG LLP Letterhead]



                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Insight Enterprises, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-42684, No. 33-42686, No. 33-96286, No. 33-96280, No. 33-03158 and No.
333-69113) on Form S-8 and (No. 333-14331, No. 333-16655 and No. 333-63379) on
Form S-3 of Insight Enterprises, Inc. of our report dated January 26, 2001, related to the consolidated balance sheets of Insight Enterprises, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statement of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Insight Enterprises, Inc.



                                                                    /s/ KPMG LLP

Phoenix, Arizona
March 23, 2001